UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 9, 2013

SCBT Financial Corporation

(Exact name of registrant as specified in its charter)

South Carolina	001-12669	57-0799315
(State of Incorporation)	Commission File Number	(IRS employer identification no.)

520 Gervais Street, Columbia, South Carolina	29201
(Address of principal executive offices)	(Zip code)

(800) 277-2175

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01              Other Events.

                On July 3, 2013, SCBT Financial Corporation (the “Company”) received regulatory approval from the Board of Governors of the Federal Reserve System to merge with First Financial Holdings, Inc., a Delaware corporation (“First Financial,” and such merger, the “Merger”), pursuant to the Agreement and Plan of Merger between the Company and First Financial, dated as of February 19, 2013 (the “Merger Agreement”), and to thereby acquire First Federal Bank, a South Carolina banking corporation and wholly owned subsidiary of First Financial (“First Federal”).  On July 2, 2013, the Company received regulatory approval from the Federal Deposit Insurance Corporation for SCBT, a South Carolina banking corporation and wholly owned subsidiary of the Company (“SCBT Bank”), to merge with First Federal, with SCBT Bank continuing as the surviving entity (the “Bank Merger”).  As the Company previously received the necessary regulatory approvals for the Merger and the Bank Merger from the South Carolina State Board of Financial Institutions, all regulatory approvals required prior to the completion of the Merger have now been obtained.

                Completion of the Merger remains subject to approval of the Merger Agreement by First Financial’s shareholders and the Company’s shareholders, as well as to customary closing conditions.  Assuming such approvals are received and conditions are satisfied, the Company expects to complete the Merger on or about July 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION

Date: July 9, 2013

By:         /s/ John C. Pollok

Name:    John C. Pollok

Title:       Senior Executive Vice President, Chief Financial Officer

                and Chief Operating Officer